Letter Agreement

Date: July 3, 2007

To:	Amegy Bank National Association ("Amegy")
4400 Post Oak Parkway PO Box 27459 Houston, Texas 77227-7459
Tekoil and Gas Gulf Coast ("Tekoil") 25050 I-45 North, Suite 525 The Woodlands, Texas 77380

From:	J. Aron & Company,
as Administrative Agent (the "Administrative Agent") 85 Broad Street New York, New York 10004

Re:	Assignment of Deposit Account dated July 3, 2007, between Amegy and Tekoil (the "Assignment Agreement")

Gentlemen:

Reference is made to (i) the above-described Assignment Agreement, the defined terms of which are used herein unless otherwise defined herein, (ii) the Application and Agreement for Irrevocable Standby Letter of Credit of even date herewith made by Tekoil and accepted by Amegy (the "LC Agreement"), and (iii) the Credit Agreement dated as of May 11, 2007, among Tekoil, as borrower, Tekoil & Gas Corporation, as guarantor, the lenders parties thereto (the "Lenders"), and the Administrative Agent (as modified, the "Credit Agreement").

The Lenders have agreed to make an additional loan to Tekoil under the Credit Agreement to enable Tekoil to fund the Account as required by Amegy for the issuance of the Irrevocable Documentary Blanket Letter of Credit No. ___ dated July ___, 2007 (the "Letter of Credit"). Pursuant to the Assignment Agreement, Amegy retains possession and control of the Account and the other Collateral for so long as obligations remain outstanding with respect to the Letter of Credit. In connection with the foregoing and to induce the Lenders to make an additional loan to Tekoil for the funding of the Account, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Amegy, Tekoil and the Administrative Agent agree as follows:

(i) Any funds returned or released by Amegy from the Account or otherwise with respect to the Collateral for any reason, whether due to reduction or expiration of the Letter of Credit or otherwise (other than for reimbursement of Amegy for any draws under the Letter of Credit or payment of usual and customary fees with respect thereto) shall be paid directly to the Administrative Agent.

(ii) In connection with the Credit Agreement, the parties hereto entered into a Blocked Deposit Account Control Agreement and a Default Deposit Account Control Agreement, both dated as of May 11, 2007 (collectively, the "Account Control Agreements"). Amegy agrees and acknowledges that with respect to any conflict or inconsistency between the terms of the Assignment Agreement, the LC Agreement, the Letter of Credit, or any other agreement, on the one hand, and the terms of the Account Control Agreements, on the other, the terms of the Account Control Agreements shall govern. Without limiting the foregoing, Amegy agrees and acknowledges that, as provided in the Account Control Agreements (A) any security interest it may obtain in the respective Deposit Accounts described therein (including pursuant to the LC Agreement) shall be subordinate to the security interest of the Administrative Agent and (B) money and other items credited to such Deposit Accounts will not be subject to deduction, set-off, banker's lien, or other right in favor of any person other than the Administrative Agent except as otherwise specifically provided in the Account Agreements.

(iii) None of the Assignment Agreement, the LC Agreement, nor the Letter of Credit may be amended or otherwise modified without the prior written consent of the Administrative Agent.

If the foregoing accurately reflects your understanding and agreement regarding the foregoing, please sign in the space below and return one original of this letter, fully executed, to the undersigned.

J. ARON & COMPANY, as Lead Arranger, Syndication Agent, Administrative Agent and a Lender

By:
Name:
Title:

AGREED and ACCEPTED as of the 29th of
June, 2007:

AMEGY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

TEKOIL AND GAS GULF COAST, LLC

By: Tekoil & Gas Corporation,
its Managing Member

By:	/s/ Gerald Goodman
Name:	Gerald Goodman
Title:	Chief Financial Officer

Signature Page to Letter Agreement